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NEWSRELEASE                                                 CELSION(TM)
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                                                                    EXHIBIT 99.1

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For Further Information Contact:

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Tony Deasey                           Geoffrey Eiten                      Ira Weingarten/Steve Henricks
Celsion Corporation                   National Financial Network          Equity Communications
410.290.5390                          1 888.399.7541 (ext. 613)           888.530.7051
mailto: tony@celsion.com              mailto: geiten@nfnonline.com        mailto: equity@silcom.com
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FOR IMMEDIATE RELEASE:

             CELSION RAISES FULL $6.25 MILLION IN PRIVATE PLACEMENT

COLUMBIA, MD -JANUARY 10, 2002: CELSION CORPORATION (AMEX: CLN), reported today that it has completed a private placement of units consisting of one share of its common stock and one common stock purchase warrant, at a price of $0.50 per unit. The offering was conducted on a $3 million - $5 million "mini-max" basis, with an option for the Company to sell up to $1.25 million of additional units (up to 2.5 million additional units). Celsion took in the maximum allowed gross proceeds of $6.25 million. According to Tony Deasey, Celsion's Senior Vice President and Chief Financial Officer, the offering closed in advance of its scheduled closing date of January 31, 2001.

The Company says it plans to utilize the proceeds to commercialize cancer drug and treatment systems based on its patented focused heat technology platform. Celsion is currently conducting two pivotal Phase II Clinical Trials on treatment systems for breast cancer and for Benign Prostatic Hyperplasia (BPH), and recently announced that all 160 patients for the BPH pivotal Phase II Clinical Trial had completed treatment.

The units offered and sold by Celsion in the private placement have not been registered under the Securities Act of 1933, as amended and may not be offered or sold in the United States absent registration under, or an applicable exemption from, the registration requirements of that Act.


ABOUT CELSION: Celsion Corporation, based in Columbia, Maryland, is a biomedical research and development company dedicated to commercializing cancer drug and treatment systems based on its patented focused heat technology platform. The Company is currently conducting two pivotal Phase II clinical trials on treatment systems for breast cancer and BPH. The Company has also developed temperature-sensitive drug and gene delivery technology platforms capable of localizing and concentrating therapeutic drug payloads within targeted tumors, also using focused heat energy. Celsion has research, license or commercialization agreements with leading institutions such as Duke University Medical Center, Massachusetts Institute of Technology, Harbor UCLA Medical Center, the University of California at San Francisco, the Center for Breast Surgery at Columbia Hospital in Florida, Montefiore Medical Center, Memorial Sloan Kettering Cancer Center in New York and Duke University. For more information on Celsion, visit our website: http//www.Celsion.com.

Forward-looking statements in this release are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties including, without limitation, unforeseen changes in the course of research and development activities and in clinical trials; possible changes in cost and timing of development and testing, capital structure, and other financial items; changes in approaches to medical treatment; introduction of new products by others; possible acquisitions of other technologies, assets or businesses; possible actions by customers, suppliers, competitors, regulatory authorities; and other risks detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission.

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CELSION CORPORATION 10220-I Columbia Road, Columbia MD 21046-1705 T 410.290.5390 F410.290.5394
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